Exhibit 99.1

JOHN BEAN TECHNOLOGIES CORPORATION ATTN: JAMES L. MARVIN
70 WEST MADISON STREET
SUITE 4400 CHICAGO, IL 60602
SCAN TO
VIEW MATERIALS & VOTE
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 7, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/JBT2024SM
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 7, 2024. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
V53484-S91618 KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
JOHN BEAN TECHNOLOGIES CORPORATION
The Board of Directors recommends you vote FOR proposals 1 and 2.
To approve the issuance of shares of common stock of John Bean Technologies Corporation (“JBT”) to the shareholders of Marel hf. (“Marel”) in connection with the transactions contemplated by the Transaction Agreement, dated as of April 4, 2024, by and among John Bean Technologies Europe, B.V., JBT and Marel, as it may be amended from time to time.
To approve an adjournment or postponement of the Special Meeting to another date, time or place, if necessary or appropriate, (i) to permit further solicitation and vote of proxies if there are insufficient votes for the approval of Proposal 1, (ii) if there are insufficient shares of JBT common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at the Special Meeting or (iii) to allow reasonable time for the filing or mailing of any supplemental or amended disclosures that JBT has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable law and for such supplemental or amended disclosures to be disseminated and reviewed by JBT stockholders prior to the Special Meeting.
NOTE: In their discretion, the proxies are authorized in their judgment to vote upon such other matters that may properly come before the Special Meeting or at any postponement or adjournment thereof.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.
V53485-S91618
JOHN BEAN TECHNOLOGIES CORPORATION Special Meeting of Stockholders August 8, 2024 9:30 AM CDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Brian A. Deck, Matthew J. Meister, James L. Marvin and Noah N. Popp, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of JOHN BEAN TECHNOLOGIES CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:30 AM / CDT on August 8, 2024, via live webcast at www.virtualshareholdermeeting.com/JBT2024SM, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side